                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



   Date of Report (date of earliest event reported)          OCTOBER 15, 1998



                           DENTAL CARE ALLIANCE, INC.
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             (Exact name of registrant as specified in its charter)


                                   DELAWARE
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                 (State or other jurisdiction of incorporation)



               000-23219-29                             65-0555-126
        (Commission File Number)            (IRS Employer Identification No.)




                            1343 MAIN STREET, 7TH FLOOR
                                 Sarasota, Florida                      34236
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                       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE           (941) 955-3150
                                                      ---------------------


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           (Former name or former address, if changed since last report)



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 ITEM 5.  OTHER EVENTS

     On October 15, 1998, Dental Care Alliance ("DCA") entered into an Agreement and Plan of Reorganization and Merger ("Agreement") by and among DCA; Gentle Dental Services Corporation ("GDSC"); Wisdom Holdings, Inc. ("Wisdom"); Wisdom Holdings Acquisition Corp. I, a wholly owned subsidiary of Wisdom ("GDSC Acquisition Sub") and Wisdom Holdings Acquisition Corp. II, a wholly owned subsidiary of Wisdom ("DCA Acquisition Sub"). Pursuant to the Agreement, GDCS Acquisition Sub will merge with and into GDSC and DCA Acquisition Sub will merge with and into DCA, and each of GDCS and DCA will survive the mergers and become wholly owned subsidiaries of Wisdom. Copies of the Agreement and the associated press release, dated October 16, 1998, announcing that DCA entered into the Agreement, are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.    Description

2.1 Agreement and Plan of Merger, dated as of October 15, 1998, by and between Gentle Dental Service Corporation; Dental Care Alliance, Inc.; Wisdom Holdings, Inc.; Wisdom Holdings Acquisition Corp. I and Wisdom Holdings Acquisition Corp. II.

99.1   Press release issued October 16, 1998.



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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         DENTAL CARE ALLIANCE, INC.



Dated:  October 8, 1998                  By: /s/ Steven R.. Matzin
                                             ----------------------------
                                             Steven R. Matzkin, Chairman of the
                                             Board of Directors, Chief Executive
                                             Officer and President